CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89772) pertaining to the Long-Term Savings and Security Plan of Boston Scientific Corporation of our report dated June 14, 1996, with respect to the financial statements and schedules of the Boston Scientific Corporation Long-Term Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                        ERNST & YOUNG LLP


Boston, Massachusetts
June 27, 1996